Foldera Initiates Cost Cutting Measures and Will Explore Strategic Alternatives

Company reduces workforce by fifty percent and saves a third of monthly cash burn

HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--Foldera(TM), Inc. (OTCBB:FDRA - News), the next-generation Information Organizer and Collaboration service, today announced it has reduced its workforce from 47 to 23 employees as part of an overall strategy to substantially reduce costs until the company obtains meaningful revenue. The reduction in force will result in a $100,000 special charge against third-quarter earnings.

“To lower costs while attempting to sustain our pace of adding additional product feature sets and functionality, we have substantially reduced our domestic headcount and transferred a significant portion of our lower level software code development to our existing ten contract software developers in India,” said Richard Lusk, Foldera’s CEO and Founder. “Additionally, in a further move to lower our cost structure, I will not take a salary for the foreseeable future. I expect the combination of these initiatives will reduce our monthly burn rate roughly $225,000 to the vicinity of $425,000.”

Lusk added, “I believe these initiatives, combined with our continued efforts to raise additional capital, will provide the appropriate foundation for us to realize the long-term vision that I have always had for our business.”

Lusk concluded, “I would like to thank the team, both past and present, for all of their hard work, dedication and personal sacrifice.”

Additionally, Foldera’s Board of Directors has authorized company management to begin interviewing investment banking firms as part of an effort to explore strategic alternatives to maximize shareholder value. The interview process is expected to take several months and there is no assurance that the exploration of strategic alternatives will result in a transaction. The Company does not expect to disclose additional details unless and until its Board of Directors has approved a specific transaction.

About Foldera(TM), Inc.

Foldera(TM) is the secure and easy-to-use service that instantly organizes workflow. Foldera combines web-based email, a file manager, a task manager, a calendar, a contact manager, and sharable folders into a unified productivity suite, available with a single login from any web browser. Foldera also has the unique ability to instantly sort and file your sent and incoming email, files, tasks, and events into folders, on a project-by-project basis, chronologically and in real time.

Business owners wanting to experience the power of Foldera Activity Folders in their business should register for a beta account at http://www.foldera.com.

Foldera expects to generate revenues from the sale of subscriptions and services such as extra data storage, premium service and support plans, as well as from embedded search and contextual advertising. Founded in 2001, Foldera is a publicly traded company (OTCBB:FDRA - News), headquartered in Huntington Beach, Calif.

This press release includes a number of forward-looking statements that reflect our management's current views with respect to future events and financial performance. Forward-looking statements include, but are not limited to, statements that are not historical facts, and statements including forms of the words "intend," "believe," "will," "may," "could," "expect," "anticipate," "plan," "possible" and similar terms. Actual results could differ materially from the results implied by the forward-looking statements due to a variety of factors, many of which are discussed throughout this press release and in our SEC filings. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly release any revisions to these forward-looking statements that may reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless required by law. Factors that could cause actual results to differ materially from those expressed in any forward-looking statement made by us include, but are not limited to:

•	the ability to finance our activities and maintain financial liquidity;

•	unexpected resistance to the adoption of our product offering;

•	changes in consumer preferences or trends;

•	competitive offerings; and,

•	the ability to develop a strong brand identity.

Contact:

Foldera, Inc.
Hugh Dunkerley, 714-766-8737
hdunkerley@foldera.com

or

Media Contact:
Katie Eakins or Wanda Soler, 619-516-2559
foldera@lewispr.com

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Source: Foldera, Inc.